NEWS RELEASE	EXHIBIT 99.1

For Additional Information Contact:

Joe Meyers
(513) 874-8741

PIERRE FOODS, INC. REPORTS INCREASED SALES IN SECOND QUARTER RESULTS

Cincinnati, Ohio, October 26, 2004 ... Pierre Foods, Inc., a leading manufacturer and marketer of high-quality, differentiated processed food solutions, today reported net revenues of $ 99.0 million for the second quarter of fiscal 2005, an increase of 21.8% over the same period last year. Year-to-date, Pierre reported net revenues of $191.0 million, an increase of 17.4%over the same period last year. The increase in net revenues both for the second quarter and year-to-date is primarily due to increases in net revenues across most of the Company’s end-market segments, including the substantial development of national business with an existing customer and the advent of business with a new customer and other new business.

On a pro forma basis, earnings before interest, taxes, depreciation and amortization (EBITDA) decreased to $11.3 million for the 26 weeks ended September 4, 2004 from $21.0 million for the 26 weeks ended August 30, 2003, a 46.2% decrease. The Company’s pro forma results give effect to the acquisition of the Company on June 30, 2004 by an affiliate of Madison Dearborn Partners, LLC and the related financing transactions. The pro forma results also give effect to the amendment of the indenture for the Company’s prior senior notes, which amendment included, among other things, the termination of a number of related party agreements. Pro forma effect is given to these transactions as if they had occurred on the first day of the periods presented.

The Company reported a net loss of $9.6 million during the second quarter, compared with a net loss of $1.9 million during the second quarter last year. For the year-to-date period, the Company reported a net loss of $9.7 million, compared to a net loss of $1.6 million in the comparable period last year. The increase in the net loss for the second quarter was primarily due to (i) substantial increases in raw material protein prices, partially offset by price increases taken during the second fiscal quarter, (ii) the impact of a purchase accounting adjustment to inventory of $1.5 million (as a result of the acquisition by Madison Dearborn Partners), (iii) start-up costs of $1.8 million associated with a new national restaurant chain customer, (iv) $2.0 million of transaction expenses incurred by the Company’s previous shareholders in conjunction with the acquisition by Madison Dearborn Partners, and (v) $5.3 million of additional interest relating to fees and write-offs incurred in connection with the repayment of existing debt in connection with the acquisition. The weighted average prices the Company paid for beef, pork, chicken and cheese in the second quarter 2005 were approximately 3.1%, 38.2%, 61.9%, and 46.1% higher, respectively, than the weighted average prices paid for these raw materials in the prior year comparable period and 7.4%, 10.7%, 1.5%, and 8.1% higher, respectively, than the weighted average prices the Company paid for these raw materials during the first fiscal quarter of 2005. The Company implemented price increases at the end of the first fiscal quarter and again at the end of the second fiscal quarter to mitigate the effect of the higher protein prices, but these price increases did not entirely offset the sharp increase in protein prices the Company experienced in the second fiscal quarter.

As previously announced, Pierre Foods, Inc. will hold a conference call at 10:00 a.m. EDT on Tuesday, October 26, 2004 to discuss second quarter results. Interested parties can listen to a live web cast by direct dialing at (800) 479-9001 or visiting www.pierrefoods.com and clicking on the “Pierre Foods Second Quarter Earnings Call – 2nd Quarter Webcast” link on the home page. It is recommended that access to the live web cast be established 10-15 minutes prior to the scheduled start time. The call will be recorded and available for playback beginning at 1:00 p.m. EDT on Tuesday, October 26, 2004 by dialing (888) 230-1112 or (719) 457-0820. A replay of the webcast briefing also is expected to be available on the company’s web site through midnight on Friday, October 29, 2004.

Pierre Foods, Inc. is a leading manufacturer and marketer of high-quality, differentiated processed food solutions, focusing on formed, pre-cooked protein products and hand-held convenience sandwiches. Headquartered in Cincinnati, Ohio, Pierre Foods, Inc. markets its sandwiches under a number of well-known brand names, such as Fast Choice®, Rib-B-Que®, Hot ‘n’ Ready® and Big AZ®, and has licenses to sell sandwiches using well-known brands, such as Checkers®, Krystal®, Tony Roma’s®, NASCAR CAFE® and Nathan’s Famous®.

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this news release, the Company has provided information regarding “EBITDA” (a non-GAAP financial measure). “EBITDA” represents income (loss) before interest, taxes, depreciation and amortization. EBITDA and Pro Forma EBITDA are not intended to represent cash flow from operations as defined by GAAP and should not be used as alternatives to net income as indicators of operating performance or to cash flow as measures of liquidity. EBITDA and pro forma EBITDA are included in this press release because they are bases upon which the Company’s management assesses financial performance. While EBITDA and pro forma EBITDA are frequently used as measures of operating performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculations.

In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “expects,” “anticipates,” “estimates,” and similar expressions identify forward-looking statements. These statements reflect the company’s expectations at the time this release was issued and are not guarantees of future performance but instead involve various risks and uncertainties. Actual events and results may differ materially from those described in the forward-looking statements. Among the factors that could cause material differences are the ability of the company to generate cash flows to meet its debt service obligations, increases in the price of raw materials, particularly beef, chicken and pork, a decline in meat consumption or in the consumption of processed foods, outbreaks of disease among cattle, chicken or pigs, changes in applicable governmental regulations, such as the USDA’s Commodity Reprocessing Program, work stoppages or interruptions, the ability of the company to comply with the financial covenants and other provisions of its financing arrangements, and other risks detailed from time to time in the company’s periodic SEC reports. The company undertakes no obligation to update or revise any forward-looking statement.

PIERRE FOODS, INC.
CONDENSED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per-share data)

	Predecessor	Predecessor	Successor	Predecessor and
	Pierre	Pierre	Pierre	Successor Pierre
	Thirteen Weeks	June 6, 2004	July 1, 2004	June 6, 2004
	Ended	Through	Through	Through
	August 30, 2003	June 30, 2004	September 4, 2004	September 4, 2004
Sales	$81,248	$23,535	$75,439	$98,974
Cost of goods sold	58,209	19,980	59,432	79,412
Selling, general and administrative expenses	18,964	7,608	9,555	17,163
Depreciation and amortization	1,164	359	5,529	5,887
Interest expense	5,883	1,755	9,029	10,783
Other income, net	—	2	—	2
Loss on disposition of property, plant & equipment	1	—	—	—
Income (loss) before taxes	(2,973)	(6,165)	(8,106)	(14,271)
Income tax provision (benefit)	(1,039)	(2,022)	(2,658)	(4,680)
Net income (loss)	($1,934)	($4,143)	($5,448)	($9,591)

PIERRE FOODS, INC.
CONDENSED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per-share data)

	Predecessor	Predecessor	Successor	Predecessor and
	Pierre	Pierre	Pierre	Successor Pierre
	Twenty-Six Weeks	March 7, 2004	July 1, 2004	March 7, 2004
	Ended	Through	Through	Through
	August 30, 2003	June 30, 2004	September 4, 2004	September 4, 2004
Sales	$162,728	$115,549	$75,439	$190,988
Cost of goods sold	114,429	87,026	59,432	146,458
Selling, general and administrative expenses	39,061	26,447	9,555	36,002
Depreciation and amortization	2,315	1,545	5,529	7,074
Interest expense	9,331	6,538	9,029	15,567
Other income, net	—	2	—	2
Loss on disposition of property, plant and equipment	1	340	—	340
Income (loss) before taxes	(2,409)	(6,345)	(8,106)	(14,451)
Income tax provision (benefit)	(851)	(2,081)	(2,658)	(4,739)
Net income (loss)	($1,558)	($4,264)	($5,448)	($9,712)

The following supplemental pro forma financial information is provided to present the Company’s prior periods on a comparable basis to the Company’s current results. The unaudited pro forma consolidated financial data set forth below was derived from the application of pro forma adjustments to the Company’s historical financial statements previously filed with the SEC. We provide the unaudited pro forma financial data for informational purposes only. The unaudited pro forma consolidated financial data do not purport to represent what the Company’s results of operations would have been if these transactions had occurred as of the dates indicated, nor are they indicative of results for any future periods. The adjustments to the unaudited pro forma consolidated statements of operations are based upon available information and certain assumptions that the Company believes are reasonable. You should read the unaudited pro forma consolidated financial data and the accompanying notes in conjunction with the Company’s historical financial statements and the accompanying notes thereto included in the Company’s SEC filings.

The restructuring adjustments give pro forma effect to the Company’s entering into the Fourth Supplemental Indenture relating to the Company’s senior notes on March 8, 2004. The Fourth Supplemental Indenture, among other things, increased the annual interest rate from 10.75% to 12.25% through March 31, 2005 and 13.25% thereafter; provided for the assumption of approximately $14.5 million of subordinated debt of PF Management (net of cancellation of a related party receivable of $1.0 million and including $0.2 million of accrued interest); and required the termination of substantially all of the Company’s related party agreements. As the restructuring occurred on March 8, 2004, the effects of the restructuring are already reflected within the historical results of operations for the first quarter 2005. We refer to these transactions as the “Restructuring”.

PIERRE FOODS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Period of March 2, 2003 to August 30, 2003
(dollars in thousands)

		Restructuring			Acquisition
	Historical	Adjustments			Adjustments			Pro Forma
Revenues, net	$162,728	$—			$(46)	(e	)	$162,682
Costs and expenses:
Cost of goods sold	114,429	(2,320)	(a	)	—			112,109
Selling, general and administrative expenses	39,061	(5,919)	(b	)	(3,564)	(f	)	29,578
Net loss on disposition of property, plant and equipment	1	—			—			1
Depreciation and amortization	2,315	—			13,819	(g	)	16,134

Total costs and expenses	155,806	(8,239)			10,255			157,822

Operating income	6,922	8,239			(10,301)			4,860

Interest expense	(9,331)	(2,378)	(c	)	(426)	(h	)	(12,135)

(Loss) income before income tax	(2,409)	5,861			(10,727)			(7,275)
Income tax (provision) benefit	851	(2,142)	(d	)	4,013	(i	)	2,722

Net income (loss)	($1,558)	$3,719			($6,714)			($4,553)

The unaudited pro forma consolidated financial statements for the period of March 2, 2003 to August 30, 2003 presented above give effect to the following adjustments (dollars in thousands):

(a)	To reflect the elimination of commissions paid to PF Purchasing for its services in negotiating discounts and commissions with respect to the Company’s non-protein products, to the extent such commissions exceed the cost of providing such purchasing services. As a requirement of the Fourth Supplemental Indenture, PF Purchasing was dissolved and the Company’s purchasing agreement with PF Purchasing was terminated.

(b)	To reflect the elimination of $5,847 in fees paid to PF Distribution for shipping, warehousing and storage services, representing the excess of such fees over the cost of providing such services. As a requirement of the Fourth Supplemental Indenture, PF Distribution was dissolved and the Company’s logistics agreement with PF Distribution was terminated. Also to reflect the elimination of $72 of lease expense, which lease was terminated in connection with the Restructuring.

(c)	To reflect (1) $863 of additional interest resulting from the increase in the interest rate on the existing senior notes from 10.75% to 12.25% per annum; (2) $767 of additional interest on the assumed PF Management subordinated indebtedness; and (3) amortization of $748 of additional deferred financing fees resulting from the 3% consent fee paid to holders of the Company’s senior notes.

(d)	To reflect the tax effect of the Restructuring adjustments, resulting in a cumulative combined federal, state and foreign statutory tax rate of 37.4%.

(e)	To reflect the elimination of revenues related to the operations of Compass Outfitters, which was retained by the selling shareholders.

(f)	To reflect the elimination of (1) $473 of selling, general and administrative expenses relating to Compass Outfitters, which was retained by the selling shareholders; (2) $1,379 of compensation expense for the selling shareholders and other personnel who were terminated in connection with the Acquisition and will not be replaced; (3) $1,006 of travel and entertainment expenses incurred by the selling shareholders and other personnel who were terminated in connection with the Acquisition and will not be replaced; (4) $696 related to the leasing of an aircraft from Columbia Hill Aviation, LLC, which was formerly a subsidiary of PF Management, which was retained by the selling shareholders; (5) $253 of rent expense, maintenance and other occupancy costs associated with the lease of an office building from a related party, which lease was terminated in connection with the Acquisition; and (6) the addition of $243 of compensation expense related to the new deferred compensation plan.

(g)	To reflect (1) the $198 decrease in annual depreciation expense related to the aircraft retained by the selling shareholders; (2) the elimination of depreciation expense of $23 related to Compass Outfitters, which was retained by the selling shareholders; and (3) the elimination of depreciation expense of $220 related to other assets, primarily office furniture, fixtures and computers, that were distributed to the selling shareholders in connection with the Acquisition and (4) the increase in depreciation of $753 and amortization of $13,507 due to the purchase price allocation.

(h)	To reflect the adjustments to interest expense as a result of (1) the increase in annual interest expense associated with $150,000 of variable rate debt under the term loan facility portion of the Company’s new senior credit facility; (2) the increase in annual interest expense associated with the issuance of $125,000 of 9-7/8% Senior Subordinated Notes due 2012 (the “New Notes”); (3) the elimination of interest expense of $9,464 associated with the Company’s prior indebtedness (including the amortization of related deferred financing fees); and (4) the amortization of deferred financing fees of $575 associated with the Company’s new senior credit facility and the New Notes.

(i)	To reflect the tax effect of the pro forma adjustments related to the Acquisition, resulting in a cumulative combined federal, state and foreign statutory tax rate of 37.4%.

PIERRE FOODS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Period of March 7, 2004 to September 4, 2004

(dollars in thousands)

		Acquisition
	Historical	Adjustments			Pro Forma
Revenues, net	$190,988	$(9)	(a	)	$190,979
Costs and expenses:
Cost of goods sold	146,458	—			146,458
Selling, general and administrative expenses	36,002	(3,105)	(b	)	32,897
Net loss on disposition of property, plant and equipment	340	—			340
Depreciation and amortization	7,074	8,402	(c	)	15,476

Total costs and expenses	189,874	5,297			195,171

Operating income	1,114	(5,306)			(4,192)

Interest Expense	(15,567)	227	(d	)	(15,340)
Other Income, net	2	—			2

Other expense, net	(15,565)	227			(15,338)

(Loss) income before income tax	(14,451)	(5,079)			(19,530)
Income tax benefit	4,739	1,872	(e	)	6,611

Net income (loss)	($9,712)	($3,207)			($12,919)

The unaudited pro forma consolidated financial statements for the period of March 7, 2004 to September 4, 2004 presented above give effect to the following adjustments (dollars in thousands):

(a)	To reflect the elimination of revenues related to the operations of Compass Outfitters, which was retained by the selling shareholders.

(b)	To reflect the elimination of (1) $138 of selling, general and administrative expenses relating to Compass Outfitters, which was retained by the selling shareholders; (2) $1,223 of compensation expense for the selling shareholders and other personnel who were terminated in connection with the Acquisition and will not be replaced; (3) $1,009 of travel and entertainment expenses incurred by the selling shareholders and other personnel who were terminated in connection with the Acquisition and will not be replaced; (4) $719 related to the leasing of an aircraft from Columbia Hill Aviation, LLC, which was formerly a subsidiary of PF Management, which was retained by the selling shareholders; (5) $175 of rent expense, maintenance and other occupancy costs associated with the lease of an office building from a related party, which lease was terminated in connection with the Acquisition; and (6) the addition of $159 of compensation expense related to the new deferred compensation plan.

(c)	To reflect (1) the $83 decrease in annual depreciation expense related to the aircraft retained by the selling shareholders; (2) the elimination of depreciation expense of $66 related to Compass Outfitters, which was retained by the selling shareholders; (3) the elimination of depreciation expense of $154 related to other assets, primarily office furniture, fixtures and computers, that were distributed to the selling shareholders in connection with the Acquisition and (4) the increase in depreciation of $565 and amortization of $8,141 due to the preliminary purchase price allocation.

(d)	To reflect the adjustments to interest expense as a result of (1) the increase in annual interest expense associated with $150,000 of variable rate debt under the term loan facility portion of the Company’s new senior credit facility; (2) the increase in annual interest expense associated with the issuance of $125,000 of Senior Subordinated Notes; (3) the elimination of interest expense of $6,540 associated with the Company’s indebtedness (including the amortization of related deferred financing fees); and (4) the amortization of deferred financing fees of $375 associated with the Company’s new senior credit facility and the Senior Subordinated Notes.

(e)	To reflect the tax effect of the pro forma adjustments related to the Acquisition, resulting in a cumulative combined federal, state and foreign statutory tax rate of 37.4%.

The pro forma operating results for the 26 weeks ended September 4, 2004 and August 30, 2003 have not been adjusted for the following expenses that the Company does not expect to incur in the future. Excluding these expenses, pro forma EBITDA for these periods would have been $18.2 million and $22.4 million, respectively:

	26 Weeks Ended	26 Weeks Ended
	August 30, 2003	September 4, 2004

Pro Forma EBITDA	$20,994	$11,286

Professional fees (a)	1,183	2,592

Board of directors expenses (b)	65	90

Community relations and other	169	620

Previous shareholders’ transaction fees (c)	—	1,737

Endorsement termination (d)	—	318

Purchase accounting adjustment (e)		1,501

Other (f)	—	64

Total	1,417	6,922

EBITDA, as further adjusted	$22,411	$18,208

(a)	These professional fees primarily are related to the restructuring of the Fourth Supplemental Indenture on March 8, 2004 and to the sale of the Company.

(b)	The previous shareholders’ expenses relate to outside board of director fees of $89. The Company does not intend to pay director fees. These fees also include community relations and other that includes contributions made to the former shareholder’s alma mater and expenses associated with the termination of the previous Chief Financial Officer.

(c)	The previous shareholders’ transaction fees include legal, accounting, tax consulting, and advisory fees related to the sale of the company.

(d)	The endorsement termination relates to the contract between the Company and Crawford Race Cars, LLC that resulted from the acquisition.

(e)	The purchase accounting adjustment represents the step-up in basis of inventory as a result of the acquisition and corresponding increase in cost of goods sold in the subsequent period.

(f)	Other includes employee travel and expenses incurred in connection with the financing of the acquisition.

The following table provides reconciliation from pro forma net income (loss) to pro forma EBITDA:

	March 2, 2003	March 7, 2004
	To	To
	August 30, 2003	September 4, 2004
Pro forma net (loss) income	($4,553)	($12,919)
Income tax benefit	(2,722)	(6,611)
Interest expense	12,135	15,340
Depreciation and amortization	16,134	15,476

Pro forma EBITDA	$20,994	$11,286